NEWS RELEASE

FOR RELEASE                                 CONTACTS:
-----------
1730 EDT 10/04/00
                                            MCP:
                                            L. Daniel Thompson, (507) 537-2660
                                            Stanley L. Sitton, (507) 537-2668


      MINNESOTA CORN PROCESSORS, LLC AND CORN PRODUCTS INTERNATIONAL, INC.
             FORM MARKETING COMPANY, CORNPRODUCTSMCP SWEETENERS LLC
               ESTABLISHES STRONG POSITION IN US SWEETENER MARKET

         MARSHALL, MN., OCTOBER 4, 2000 - Minnesota Corn Processors, LLC (MCP) and Corn Products International, Inc. (NYSE: CPO) today announced an agreement in principle to establish a joint marketing company to be named CornProductsMCP Sweeteners LLC. Under the agreement, MCP and Corn Products will sell their total U.S. supply of high fructose corn syrup (HFCS), glucose corn syrup and certain other liquid and dry products to the new company for marketing and distribution into the U.S. food and beverage markets.
         All logistics, sales, marketing and administrative functions of CornProductsMCP Sweeteners will be handled within this new company. Accordingly, both MCP and Corn Products will contribute applicable personnel and assets to the new company.
         CornProductsMCP Sweeteners will be owned 50:50 by MCP and Corn Products. The company's board of directors will be composed of an equal number of members from both parents. Senior executives transferred from both MCP and Corn Products will manage the new company. Corn Products will provide the chairman and MCP the chief executive officer. The executive vice president, sales and marketing will be provided by Corn Products.

                                     - more-

         "We at MCP are pleased to join Corn Products in this exciting new marketing company," said Dan Thompson, MCP president and chief executive officer. "Our goal is to leverage the strengths of two outstanding companies to develop a world-class sales and marketing organization that can better serve our customers in the United States. We will work diligently to achieve a higher level of customer satisfaction through this new endeavor."
         Konrad Schlatter, Corn Products chairman and chief executive officer, said, "Corn Products and MCP are creating a larger and stronger company to compete more effectively in the U.S. marketplace. Our combined manufacturing and distribution resources are strategically well located, both east and west of the Mississippi. MCP's close ties to the U.S. farming community, their impressive understanding of agriculture, both companies' modern and cost effective plants, complemented by our own long experience in the U.S. marketplace, dating back almost a hundred years, make this an ideal combination. We expect good synergies, and to realize these quickly, we plan to have key people from MCP and Corn Products join this new marketing company."
         Both MCP and Corn Products will continue to independently operate their own plants. MCP has two U.S. plants located in Marshall, MN and Columbus, NE. Corn Products has three U.S. plants located in Argo, IL; Stockton, CA.; and Winston-Salem, NC. In addition, three Corn Products owned Canadian plants are expected to supply some of their sweetener output to the marketing company to help serve the north and northeast regions of the United States.
         The executive offices for CornProductsMCP Sweeteners will be in the greater Chicago area with the principal office in Marshall, MN.
         The formation of the marketing company is expected to be completed later this year subject to due diligence, negotiating and executing a definitive agreement, other customary conditions and approval of relevant governmental agencies.
         Minnesota Corn Processors, LLC is a corn-wet miller with refineries in Marshall, MN and Columbus, NE. The Company produces high-quality corn sweeteners and starch products for sale into the beverage and food industries, and owns and operates a nationwide network of 17 corn sweetener distribution terminals. In addition to its position as one of the largest U.S. manufacturers of fuel ethanol, the Company produces starches for sale into the paper and corrugating industries, feed products and road de-icers. The Company, headquartered in

                                    - more -

Marshall, MN, was founded as a farmer cooperative in 1980 and converted to a 5,400-member limited liability company on July 1, 2000. For more information, visit the company's web site at www.mcp.net.

THIS PRESS RELEASE CONTAINS OR MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS CONCERNING THE COMPANY'S FINANCIAL POSITION, BUSINESS AND FUTURE PROSPECTS, IN ADDITION TO OTHER STATEMENTS USING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND" AND OTHER SIMILAR EXPRESSIONS. THESE STATEMENTS CONTAIN CERTAIN INHERENT RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE OUR EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, STOCKHOLDERS ARE CAUTIONED THAT NO ASSURANCE CAN BE GIVEN THAT OUR EXPECTATIONS WILL PROVE CORRECT. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS CONVEYED IN THESE STATEMENTS, BASED ON FACTORS SUCH AS THE FOLLOWING: FLUCTUATIONS IN WORLDWIDE COMMODITIES MARKETS AND THE ASSOCIATED RISKS OF HEDGING AGAINST SUCH FLUCTUATIONS; FLUCTUATIONS IN AGGREGATE INDUSTRY SUPPLY AND MARKET DEMAND; GENERAL ECONOMIC, BUSINESS AND MARKET CONDITIONS IN THE VARIOUS GEOGRAPHIC REGIONS AND COUNTRIES IN WHICH WE MANUFACTURE AND SELL OUR PRODUCTS, INCLUDING FLUCTUATIONS IN THE VALUE OF LOCAL CURRENCIES AND CHANGES IN REGULATORY CONTROLS REGARDING QUOTAS, TARIFFS AND BIOTECHNOLOGY ISSUES; AND INCREASED COMPETITIVE AND/OR CUSTOMER PRESSURE IN THE CORN REFINING INDUSTRY. OUR FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENT. IF WE DO UPDATE OR CORRECT ONE OR MORE OF THESE STATEMENTS, INVESTORS AND OTHERS SHOULD NOT CONCLUDE THAT WE WILL MAKE ADDITIONAL UPDATES OR CORRECTIONS. FOR A FURTHER DESCRIPTION OF RISK FACTORS, SEE THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q OR 8-K.

                                     - end -